Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(116,836,301)
Unrealized Gain (Loss) on Market Value of Futures	283,872,940
Dividend Income	81,860
Interest Income	2,395
ETF Transaction Fees	9,000
Total Income (Loss)	$167,129,894

Expenses
Investment Advisory Fee	$685,893
Brokerage Commissions	165,492
NYMEX License Fee	36,999
Audit Fees	13,151
Non-interested Directors' Fees and Expenses	10,400
SEC & FINRA Registration Fees	1,800
Total Expenses	$913,735
Net Gain (Loss)	$166,216,159

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 9/1/10	$1,814,712,998
Additions (3,500,000 Units)	115,970,727
Withdrawals (6,800,000 Units)	(234,234,354)
Net Gain (Loss)	166,216,159

Net Asset Value End of Period	$1,862,665,530
Net Asset Value Per Unit (53,400,000 Units)	$34.88

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502